UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 15, 2012

Derycz Scientific, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
5435 Balboa Boulevard, Suite 202 Encino, CA 91316 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 15, 2102. At the annual meeting, there were 17,087,281 shares of the Registrant’s common stock entitled to vote, and 9,722,910 (56.9%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s shareholders for action at the annual meeting:

1.         Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
Peter Derycz	9,709,596	13,314
Merrill McPeak	9,709,596	13,314
Scott Ogilvie	9,709,596	13,314
Janice Peterson	9,709,866	13,044
Gregory Suess	9,709,596	13,314

2.         Proposal to ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the year ending June 30, 2013.

For	Against	Abstain
9,711,190	11,520	200

3.         Proposal to approve an amendment to Derycz Scientific, Inc. 2007 Equity Compensation Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 1,500,000 to 3,000,000.

For	Against	Abstain
9,582,751	140,159	-

On November 16, 2012, the Compensation Committee of the Registrant’s Board of Directors, the administrator of the Registrant’s 2007 Equity Compensation Plan, resolved that options granted under the 2007 Equity Compensation Plan through the end of the fiscal year ending June 30, 2013, shall have a per share exercise price equal to the greater of the fair market value of one share of the Registrant’s common stock or $1.15.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

Date: November 19, 2012	By:	s/ Alan Urban
Alan Urban
Chief Financial Officer

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